EXHIBIT 10.4

                       CONSULTING AND MANAGEMENT AGREEMENT
                       -----------------------------------

   Consulting and Management Agreement ("Agreement") made this 27th day of June 2007 by and between MR. AIHUA HU ("Hu") and CAPITAL ONE RESOURCE CO., LTD. ("Consultant").
================================================================================

                              W I T N E S S E T H:

A. Hu is an individual residing in the Peoples Republic of China.

B. Hu desires to engage the services of Consultant for advice regarding Hu's business endeavors as they relate to himself and other entities in China of which Hu maintains membership and/or equity interests.

C. Capital One Resources Co., Ltd. is a Brunai company of limited liabilities.

D. Capital One Resources Co., Ltd. is a wholly owned subsidiary of CDI Shanghai Management Co. Ltd., a Chinese company of limited liabilities.

E. CDI Shanghai Management Co. Ltd. is a wholly owned subsidiary of China Direct, Inc., a Florida corporation.

F. Consultant is desirous of performing such services on behalf of Hu.

G. NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:

   1. CONSULTING SERVICES.

   a. Upon the terms and subject to the conditions contained in this Agreement, Consultant hereby agrees that it will undertake the performance of services as outlined in this Agreement.

   b. Upon the terms and subject to the conditions contained in this Agreement, Consultant hereby agrees that it shall provide consulting services (the "Services") to Hu in the following areas:

      1. Identifying suitable merger and acquisition candidates.
      2. Perform due diligence on potential mergers and acquisition candidates.
      3. Translation of documents.
      4. Evaluation and structure of potential mergers and acquisitions.

   2. COMPENSATION. Hu shall pay to Consultant a success fee of 20% of any shares of common stock Hu receives as consideration pursuant to any merger or acquisition with a U.S. public entity in which Hu utilizes Consultant's consulting services.

   3. BREACH OF CONTRACT. The sole remedy of this contract in respect of any material breach of this Agreement by Consultant shall be to terminate this Agreement upon the giving of thirty (30) days' prior written notice, but no such termination shall affect the fees payable pursuant to Paragraphs 3 hereof.

   4. INDEMNIFICATION. Consultant shall not be liable to the Company or to any officer, director, employee, stockholders, or creditor of the Company, for any act or omission in the course of or in connection with the provision of advice or assistance hereunder. The Company agrees to and shall defend, indemnify and hold Consultant harmless from and against any and all suits, claims, demand, causes of action, judgment damages, expenses and liability (including court costs and attorney's fees paid in the defense of Consultant) which may in any way result from services provided by Consultant pursuant to or in connection with this Agreement.

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   5. TERMINATION. Either party may terminate this Agreement upon the giving of thirty (30) days' prior written notice.

   6. SUBCONTRACTORS. This Agreement shall be assignable by Consultant solely upon the consent of Consultant. Company acknowledges that from time to time, Consultant may enlist a subcontractor to perform some of the services provided to Customer. In the event services to be performed as outlined in this Agreement are subcontracted to a third party, the third party shall accept responsibility for the performance of such activities. Consultant will cease to bear any responsibility related to the performance of subcontracted services; however the Consultant will act as liaison between the subcontractor and Company, to monitor the performance of services to be provided by any third party.

   7. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

   8. WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

   9. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State.

   10. SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

   11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

   12. OTHER ACTIVITIES. Nothing contained herein shall prevent Consultant from acquiring or participating in a transaction of any kind with any other entity proposed by Consultant to be acquired by Company. Such transaction may be acquired at a price and upon terms and conditions more or less favorable than those offered to Company.

   13. DISCLAIMER. Consultant acknowledges that he has relied upon the information provided by Company. Consultant has in entering into this Agreement, relied on the warranties or representations made by Company its officers, directors, agents, legal counsel or accountants concerning Company and/or its stock as to matters past, present or future.

   14. NATURAL DISASTER. In the event that any obligation of either party is prevented or delayed by circumstances of natural disaster, such party will be excused from any failure to perform any such obligation under this Agreement to the extent that such failure is caused by any such circumstances.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

MR. AIHUA HU                            CAPITAL ONE RESOURCE CO., LTD.


/s/ Aihua Hu                            /s/Xiaowen Zhuang
------------                            ------------------
[Sign name]                             [Sign name]

Aihua Hu                                Xiaowen Zhuang
--------                                --------------
[Print name]                            [Print name]

6.27.2007                               General Manager
---------                               ---------------
[Date]                                  [Title]

                                        6.27.2007
                                        ---------
                                        [Date]


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